U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                      Filed pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported):  June 23, 2003
                                                   -------------


                           BIOVEST INTERNATIONAL, INC.
                  --------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         0-11480                                        41-1412084
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(Commission File Number)                 (I.R.S. Employer Identification Number)

                             8500 Evergreen Blvd. NW
                              Minneapolis, MN 55433
                    ----------------------------------------
               (Address of Principal Executive Office) (Zip Code)

                                  763-786-0302
                  --------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                  540 Sylvan Avenue, Englewood Cliffs, NJ 07632
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          (Former Name or Former Address, if Changed Since Last Report)

Item 1        Changes in Control of Registrant

On June 16, 2003, we closed on the Investment Agreement entered into on April 10, 2003 with Accentia, Inc. ("Accentia") As a result, we issued 35,912,923 shares of our capital stock (consisting of 27,891,037 shares of common stock and 8,021,886 shares of preferred stock which is convertible into common stock on a one share of preferred for two shares of common basis). The shares purchased by Accentia were authorized but unissued shares of Biovest International, Inc. ("Biovest") capital stock. The shares purchased by Accentia represent approximately 81% of our outstanding capital stock.

The purchase  price paid to us by Accentia was  $20,000,000  payable as follows:
(i) $2,500,000 paid in cash at closing (including an offset for the repayment of a $530,000 loan made to us by Accentia; (ii) $2,500,000 by 90-day Promissory Note; and (iii) $15,000,000 by Promissory Note due in various installments through June 16, 2007.

At the closing, the following were deposited into escrow: (i) $2,500,000 90-day Promissory Note; (ii) all of the stock with the exception of 5,491,852 shares of common stock which were delivered to Accentia; and (iii) resignations of the newly named directors. The escrow is intended to protect the interests of the parties in the event that the $2,500,000 90-day Promissory Note is not timely paid by Accentia. The Escrow Agreement provides for a proxy regarding voting of the 30,421,071 shares of capital stock while held in escrow. The proxy appoints Christopher Kyriakides, one of our directors, as Accentia's proxy, to exercise the right to vote the escrowed shares during the escrow period. The proxy provides that: (a) in any vote with respect to a matter (other than capital-raising transactions or transactions affecting Biovest's capital structure to the extent that Accentia has not violated the terms of the Investment Agreement) presented to the Biovest stockholders, by Dr. Kyriakides shall vote the shares under the proxy as directed by Accentia unless Dr. Kyriakides disagrees with the Accentia direction in which case Dr. Kyriakides shall vote the shares under the proxy as he so elects; and (b) without Accentia's prior written consent, and exercising any voting rights with respect to the shares evidenced by the shares held in escrow, Dr. Kyriakides shall not cast a vote in a manner that is materially adverse to Accentia's rights: (i) to purchase and be issued the shares evidenced by the certificates held in escrow; and/or (ii) relating to a financing transaction, merger or sale of all or substantially all of the assets or recapitalization (in each case, with respect to Biovest's capital structure) that Accentia has not violated the terms of the Investment Agreement or any agreement, instrument or document executed and delivered in connection therewith.

Pursuant to the Investment Agreement, Accentia was granted a first right of refusal to purchase additional shares of Biovest common stock necessary to prevent Accentia from experiencing any dilution resulting from the issuance of any additional shares of capital stock by Biovest and to maintain Accentia's ownership position at 81% of the then outstanding capital stock of Biovest.

Accentia pledged 5,491,852 shares of the Biovest common stock purchased from us under Accentia's credit facility with McKesson Corporation. Accentia's credit facility has been in place since 1998 and was recently expanded to provide Accentia with $2,500,000 used to purchase the pledged shares of Biovest. The Agreement provided for the resignation of directors and officers and the appointment of new officers and directors for Biovest. Immediately following the closing, the officers and directors of Biovest were as follows:



Officers:
                  Frank O'Donnell, MD, Chairman (Executive Officer) Christopher Kyriakides, MD, Vice Chairman
                  Stephane Allard, MD, President and CEO
                  James McNulty, CFO

Directors:
                  Frank O'Donnell, MD
                  Peter Pappas
                  Raphael Mannino, PhD
                  Stephen Arikian, MD
                  Martin Baum
                  Chris Chapman, MD
                  Stephane Allard, MD
                  Christopher Kyriakides, MD

Item 6.       Resignations of Registrant's Directors

As part of the closing of the Investment Agreement with Accentia, all of our directors with the exception of Christopher Kyriakides, MD and Peter Pappas, resigned. To our best knowledge, none of the resignations were made based on any disagreement with the Company and no requested disclosure has been made regarding any such disagreement. All such resignations were made pursuant to a provision contained in the Investment Agreement

Item 7.       Financial Statements and Exhibits.

The following exhibits are furnished with this 8K

1.   Investment Agreement dated April 10, 2003
2.   Amendment to Investment Agreement dated June 16, 2003
3.   Escrow Agreement dated June 16, 2003
4. Promissory Note in principal amount of $2,500,000 payable to Biovest International, Inc.
5.   Promissory  Note  in  principal   amount  of  $15,000  payable  to  Biovest
     International, Inc.
6.   Promissory Note to Othon Mourkakos
7.   Promissory Note to Christopher Kyriakides
8.   Promissory Note to Peter Pappas
9.   Promissory Note to Angelo Tsakopoulos
10.  Agreement regarding first right of refusal
11.  Promissory Note in principal amount of $885,538.47 payable to Cohen, et al.
12.  Security Agreement

13.  Resignation of directors

                  Othon Mourkakos
                  David DeFouw, PhD
                  George Constantin

                                   SIGNATURES
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Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                             BIOVEST INTERNATIONAL, INC.
                                             ---------------------------
                                             (Registrant)


Date:    June 23, 2003                            /s/ James A. McNulty
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                                             James McNulty
                                             Chief Financial Officer